Exhibit 10.27
CITIZENS COMMUNITY BANCORP, INC.
LONG-TERM INCENTIVE PLAN AWARD AGREEMENT
Award Date: __________, 2018

I.
The Award and the Plan. As of the Award Date set forth above (the “Award Date”), Citizens Community Bancorp, Inc. (the “Company”) grants to you the award stated in this Award Agreement (the “Award”). The Award consists of the following: (a) ____________ time-based restricted Shares (the “Time-Based Restricted Shares”), and (b) a commitment to issue you performance-based restricted Shares (the “Performance-Based Restricted Shares”) upon achievement of the Performance Criteria (as defined in the Appendix), all on the terms and conditions contained in this Long-Term Incentive Program Award Agreement and the Citizens Community Bancorp, Inc. Equity Incentive Plan (the “Plan”).

II.	Terms of Time-Based and Performance-Based Restricted Share Grants.

2.1
Time-Based Restricted Shares. Until your Time-Based Restricted Shares vest, you may not sell, assign, pledge or otherwise transfer such Shares (or any interest in or right to such Shares), other than by will or the laws of descent and distribution, and any such attempted transfer will be void (the “Restrictions”). The Time-Based Restricted Shares vest, and the Restrictions will lapse, in accordance with the following vesting schedule:

________ of the Time-Based Restricted Shares shall vest on the one-year anniversary of the Award Date;

________ of the Time-Based Restricted Shares shall vest on the two-year anniversary of the Award Date; and

________ of the Time-Based Restricted Shares shall vest on the three-year anniversary of the Award Date.

2.2
Performance-Based Restricted Shares. The commitment to issue you Performance-Based Restricted Shares upon achievement of the Performance Criteria shall be based on a Target number of Shares. The Target number of Shares pursuant to this Award is __________ Shares. The number of Performance-Based Restricted Shares actually issued to you, if any, upon achievement of the Performance Criteria shall be as provided in the Appendix.

Upon expiration of the Performance Period, the Compensation Committee (the “Committee”) will determine in its sole discretion whether the Performance Criteria have been met. To the extent any Performance-Based Restricted Shares have been earned, they will be delivered to you within 30 days after the Committee makes such determination. The foregoing provisions of this Section 2.2 notwithstanding, upon the occurrence of a Change of Control, the Committee will determine whether and to what extent the Performance Criteria have been attained through the date of such Change of Control, and you will be deemed to have earned the greater of (i) such number of Performance-Based Restricted Shares as would have been earned based on the attainment of Target performance under the Performance Criteria or (ii) such number of Performance-Based Restricted Shares as would be earned based on the actual Performance Criteria attained as so determined by the Committee. You may not sell, assign, pledge or otherwise transfer any rights to Performance-Based Restricted Shares prior to their issuance other than by will or the laws of descent and distribution.

2.3
Effect of Disability, Death or other Termination of Employment on Time-Based Restricted Shares. Your employment with the Company may be terminated by your employer at any time for any reason (with or without advance notice).

(a)	Except as provided in (b) below, if your employment with the Company is terminated before the Restrictions have lapsed, for any reason, you will forfeit all unvested Time-Based Restricted Shares.

(b)
If your employment with the Company is terminated by reason of your death, or Disability, the Restrictions will lapse with respect to your Time-Based Restricted Shares upon the date of such termination of employment.

2.4
Effect of Disability, Death or other Termination of Employment on Performance-Based Restricted Shares. Your employment with the Company may be terminated by your employer at any time for any reason (with or without advance notice).

(a)
Except as provided in (b) below, if your employment with the Company is terminated before the end of the Performance Period, for any reason, your rights to all unearned Performance-Based Restricted Shares will be forfeited.

(b)
If your employment with the Company is terminated by reason of your death or Disability, to the extent the Performance Criteria are met as of such date, you will be entitled to a pro-rated amount of Performance-Based Restricted Shares. The pro-rated portion will equal a fraction of such earned Performance-Based Restricted Shares, the numerator of which is the number of days during the Performance Period you were employed through the date of termination of employment and the denominator of which is 1,095. The Performance-Based Restricted Shares will be delivered to you within 30 days after approval of the performance results.

2.5
Limitation of Rights Regarding Shares. Upon issuance of any Time-Based Restricted Shares, you will have all of the rights of a shareholder with respect to such Shares except that you will not have the right to vote any unvested Time-Based Restricted Shares, and you will not have any right to any dividends paid on any unvested Time-Based Restricted Shares. You will not have any rights in any Performance Based Restricted Shares prior to their issuance.

2.6
Income Taxes. You are liable for any federal and state income or other taxes applicable upon the lapse of the Restrictions on any Time-Based Restricted Shares, and your subsequent disposition of any Time-Based Restricted Shares that have become vested; and you acknowledge that you should consult with your own tax advisor regarding the applicable tax consequences. Upon (a) the lapse of Restrictions on any Time-Based Restricted Shares or (b) the issuance of any earned Performance-Based Restricted Shares, except as otherwise agreed, Best Buy will withhold from such Shares a number of Shares having a Fair Market Value equal to the amount of all applicable taxes required by Best Buy to be withheld upon the lapse of the Restrictions on such Shares.

III.	General Terms and Conditions.

3.1
Employment and Terms of Plan. This Agreement does not guarantee your continued employment nor alter the right of the Company to terminate your employment at any time. This Award is granted pursuant to the Plan and is subject to its terms. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan will govern. By your acceptance of this Award, you acknowledge receipt of a copy of the Plan and your agreement to the terms and conditions of the Plan and this Agreement.

3.2
Capitalized Terms. Capitalized terms not defined in the body of this Agreement are defined in the Plan. Except as otherwise stated, all references to “Sections” or “Articles” refer to Sections or Articles of this Agreement..

3.3	Governing Law. This Agreement is governed by the laws of the State of Wisconsin, without regard to the conflict of law provisions.

3.4
Entire Agreement. This Agreement, together with the Plan, constitute the entire agreement relating to the subject matter hereof and supersede all previous and contemporaneous communications, agreements and understandings between you, on the one hand, and the Company or any of its affiliates, on the other hand.

APPENDIX
PERFORMANCE-BASED RESTRICTED SHARES
1.    Performance Goal; Performance Period; Performance Shares Earned. The number of performance shares that may be earned under this Award is based on the attainment of the following performance goal:
The performance of the Company, as determined by Return on Average Equity (ROAE), over the 36-month period commencing on [DATE] and ending on [DATE] (except as set forth in the Agreement to which this Appendix is attached) (the “Performance Period”). The number of performance shares that may be earned under this Award are as follows:

Performance Level	Performance Achieved	Number of Shares Earned
Below Threshold	__________________________________	0 Shares
At Threshold	__________________________________	50% of Target Number of Shares
At Target	__________________________________	100% of Target Number of Shares
At Maximum	__________________________________	150% of Target Number of Shares
The number of performance shares earned will be interpolated on a linear basis for performance between Threshold and Target and between Target and Maximum.

2.    No Guaranteed Payout. The minimum number of shares which may be earned is zero and the maximum number of shares which may be earned is 150% of the Target number of Performance Shares. There is no minimum number of shares or other consideration that will be paid out, and no shares will be earned if the performance achieved is below threshold for the Performance Period.